UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2013

NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9920 Belward Campus Drive

Rockville, Maryland 20850

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (240) 268-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 27, 2013, Novavax, Inc. (“the Company”) issued a press release announcing the closing of the previously announced public offering of 27,693,000 shares of common stock (the “Offering”), and that, pursuant to the underwriting agreement, dated September 23, 2013, with Lazard Capital Markets LLC as representative of the several underwriters listed on Schedule C thereto (the “Underwriters”), the Underwriters exercised their option to purchase an additional 4,153,950 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) to cover overallotments related to the Offering.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

An opinion dated September 27, 2013 regarding the legality of the issuance of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)               Exhibits.

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

99.1	Press Release of Novavax, Inc. dated September 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ John A. Herrmann III, J.D.
	Name:	John A. Herrmann III, J.D.
	Title:	Vice President, General Counsel & Corporate Secretary

Date: September 27, 2013

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

99.1	Press Release of Novavax, Inc. dated September 27, 2013.